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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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                        SUBSIDIARIES OF THE REGISTRANT


                                                                    STATE OF
                                                     PERCENTAGE   INCORPORATION
                                                         OF            OR
     PARENT                    SUBSIDIARY             OWNERSHIP   ORGANIZATION
     ------                    ----------            ----------   ------------

FORT BEND HOLDING CORP.    FORT BEND FEDERAL SAVINGS     100%       FEDERAL
                           AND LOAN ASSOCIATION OF
                           ROSENBERG

FORT BEND FEDERAL SAVINGS  FAIRVIEW, INC.                100%       TEXAS
AND LOAN ASSOCIATION OF
ROSENBERG

FORT BEND FEDERAL          MITCHELL MORTGAGE              51%       TEXAS
SAVINGS AND LOAN           CORPORATION, L.L.C.
ASSOCIATION OF ROSENBERG